Exhibit 99.1
MDU Resources Announces Anticipated Board of Directors for Knife River

BISMARCK, N.D. — April 7, 2023 — MDU Resources Group, Inc. (NYSE: MDU) today announced the anticipated board of directors for Knife River Holding Company, effective upon completion of the planned separation of MDU Resources’ construction materials subsidiary into an independent, publicly traded company. The separation is expected to be completed in the second quarter of 2023.

Knife River’s post-separation board is expected to consist of six directors, including five independent directors. These individuals are anticipated to move from MDU Resources’ board of directors to Knife River’s board:
•Karen B. Fagg, former vice president of DOWL HKM and former chair, CEO and majority owner of HKM Engineering Inc. Fagg is expected to chair Knife River’s board.
•German Carmona Alvarez, global president of applied intelligence of Wood PLC and formerly a senior vice president and global digital practice leader of NEORIS and executive vice president of finance, information technology and shared services at CEMEX.
•Thomas Everist, president and chair of The Everist Co., an investment and land development business that until 2017 was a construction materials company, and a former director of Raven Industries Inc.
•Patricia L. Moss, formerly vice chair, president and CEO of Cascade Bancorp and Bank of the Cascades, and a director of First Interstate BancSystem Inc.

These individuals are anticipated to be new directors on Knife River’s board:
•William J. Sandbrook, former chairman, president and CEO of U.S. Concrete. Sandbrook currently is a director of Comfort Systems USA and chairman and co-CEO of Andretti Acquisition Corp.
•Brian R. Gray, president and CEO of Knife River.

“We are pleased to have the future board of directors identified for Knife River as we continue making progress toward the anticipated separation, which is expected to optimize value for shareholders,” said Dennis W. Johnson, chair of the board of MDU Resources.

Fagg, who is expected to become chair of the board of Knife River, said, “We are excited that we have talented, experienced directors ready to strategically guide Knife River as it becomes a stand-alone, publicly traded company, and look forward to the addition of Bill Sandbrook, with his deep knowledge of the construction materials industry.”

Additional information about Knife River’s anticipated directors can be found on MDU Resources’ website at www.mdu.com/about-us/knife-board and within the amended Form 10 registration statement for Knife River, which is available on the SEC website at www.sec.gov and on MDU Resources’ website at https://investor.mdu.com/financials/sec-filings. The company expects to update the

Exhibit 99.1
registration statement in subsequent amendments as information is finalized prior to the spinoff. These amendments also will be available on the websites.

MDU Resources announced in August 2022 that it intends to spin off Knife River to optimize value for stockholders as it works toward creating two pure-play, publicly traded companies. The spinoff is subject to certain customary conditions, including final approval by MDU Resources’ board of directors and the SEC’s declaration that the Form 10 registration statement is effective. Under the planned separation, MDU Resources’ stockholders will retain their current shares of MDU Resources stock and receive a pro rata distribution of 80.1% or more of outstanding shares of Knife River stock. The separation is expected to be tax free to MDU Resources and its stockholders for federal income tax purposes.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 and the S&P High-Yield Dividend Aristocrats indices, is Building a Strong America® by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

About Knife River
Knife River Corporation mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. It also distributes cement and asphalt oil. It performs integrated contracting services. For more information, visit www.kniferiver.com.

Forward-Looking Statement
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this release, including statements about the planned separation of Knife River Corporation, the anticipated future board of directors for Knife River, the future state of MDU Resources and future stock performance, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in MDU Resources' most recent Form 10-K.

Media Contacts: Laura Lueder, MDU Resources manager of communications and public relations, 701-530-1095
Tony Spilde, Knife River senior director of communications, 541-213-0947
Investor Contact: Brent Miller, director of financial projects and investor relations, 701-530-1730